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                            DIRECTORS' POWER OF ATTORNEY


City of Minneapolis

State of Minnesota

     Each of the undersigned, as directors of the below listed open-end, diversified investment companies that previously have filed registration statements and amendments thereto pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940 with the Securities and Exchange Commission:

                                           1933 Act      1940 Act
                                          Reg. Number   Reg. Number

     IDS Life Investment Series, Inc.       2-73115      811-3218
     IDS Life Managed Fund, Inc.            2-96367      811-4252
     IDS Life Moneyshare Fund, Inc.         2-72584      811-3190
     IDS Life Special Income Fund, Inc.     2-73113      811-3219

hereby constitutes and appoints William R. Pearce and Leslie L. Ogg or either one of them, as her or his attorney-in-fact and agent, to sign for her or him in her or his name, place and stead any and all further amendments to said registration statements filed pursuant to said Acts and any rules and regulations thereunder, and to file such amendments with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting to either of them the full power and authority to do and perform each and every act required and necessary to be done in connection therewith.

     Dated the 10th day of November, 1994.


/s/ Lynne V. Cheney                      /s/ Lewis W. Lehr
    Lynne V. Cheney                          Lewis W. Lehr

/s/ Robert F. Froehlke                   /s/ James A. Mitchell
    Robert F. Froehlke                       James A. Mitchell

/s/ David R. Hubers                      /s/ William R. Pearce
    David R. Hubers                          William R. Pearce

/s/ Heinz F. Hutter                      /s/ Edson W. Spencer
    Heinz F. Hutter                          Edson W. Spencer

/s/ Anne P. Jones                        /s/ John R. Thomas
    Anne P. Jones                            John R. Thomas

/s/ Donald M. Kendall                    /s/ Wheelock Whitney
    Donald M. Kendall                        Wheelock Whitney

/s/ Melvin R. Laird                      /s/ C. Angus Wurtele
    Melvin R. Laird                          C. Angus Wurtele